                                                                    Exhibit 10.6

                           CARRIER1 INTERNATIONAL S.A.
                                OPTION AGREEMENT


           This Agreement is by and among Carrierl International GmbH (the "Employer"), [.] (the "Optionee"), Carrier One, LLC, a Delaware limited liability company ("Carrier One"), and Carrierl International S.A., a Luxembourg SOCIETE ANONYME (the "Company").

                              W I T N E S S E T H:

           WHEREAS, Optionee is an employee of Employer.

           WHEREAS, the Employer is a subsidiary of the Company.

           WHEREAS, the Employer wishes to provide the Optionee with an opportunity to participate in the ownership of the Company and its future growth through the grant of the Option (as defined below) over certain Option Shares (as defined below) under this Agreement.

           WHEREAS, pursuant to the Carrier1 International S.A. Master Option Agreement, the Company has agreed to make certain options available to the Employer in order to enable the Employer to carry out its obligations under this Agreement.

           WHEREAS the Optionee agrees to grant to the Employer (or its designees) certain repurchase rights.

           NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

           1. GRANT OF OPTION. Pursuant to the provisions of the Carrierl International S.A. 1999 Share Option Plan (the "Plan") attached hereto as Annex A, effective as of March 1, 1999, the Employer grants to Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein, the right and option (the "Option") to purchase from the Employer all or any part of the Option Shares at a purchase price equal to US$2.00 per Share plus the amount of any capital duty payable by the Company, the Employer or the Optionee in respect of the issuance of such Option Shares (the "Exercise Price").

           2. DEFINITIONS. All capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Plan. For the purposes of this Agreement, the following terms shall have the meanings set forth in this
Section 2:

                  (a) CAUSE. "Cause" shall mean (i) a breach by the Optionee of any employment agreement between the Employer, the Company or a Related Corporation and the Optionee, (ii) any act of dishonesty, embezzlement, unauthorized use or disclosure of Confidential Information (as defined in the employment agreement between optionee and the Employer, the Company or a Related Corporation), intellectual property, or trade secrets, common law fraud or other fraud with respect thereto, (iii) the commission by Optionee of a felony, a crime involving moral turpitude or any other act causing material harm to the Employer's, the Company's or any of the Related Corporations' standing or reputation, (iv) Optionee's willful and continued failure to perform his duties to the Employer, the Company or a Related Corporation as reasonably requested by the Board of Directors thereof, (v) Optionee's willful misconduct or gross negligence, or (v) the willful commission by Optionee of an act which (x) constitutes unfair competition with the Employer or any of the Related Corporations, (y) induces any other employee to leave the employ of the Employer, the Company or any of the Related Corporations or (z) induces any customer of the Employer, the Company or any of the Related Corporations to breach or terminate a contract with the Employer, the Company or a Related Corporation.

                  (b) CHANGE OF CONTROL. "Change of Control" shall mean (i) any sale, transfer or other disposition of all or substantially all of the consolidated assets of the Company and the Related Corporations (whether by merger, consolidation, reorganization or otherwise), in one transaction or a series of related transactions, to any "person" or "group" (as such terms are used for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable) and (ii) any sale, transfer, disposition by a shareholder or shareholders of the Company of Shares or by a member or members of Carrier One of Units or other equity securities of Carrier One (including by merger, consolidation or otherwise) in a transaction or series of related transactions which results in the Persons who are members (or shareholders) who, directly or indirectly, own a majority of the Company's Shares with the right to vote generally prior to such sale, transfer or disposition owning less than 50% of the outstanding voting Shares of the Company, directly or indirectly, with the right to vote generally.

                  (c) DISABILITY. "Disability" shall mean a mental or physical condition which in the reasonable opinion of a majority of the Board renders Optionee unable or incompetent to properly carry out his duties and responsibilities contemplated by his employment by the Employer or a Related Corporation, which condition shall have existed for a period of 90 or more consecutive days or a total of 180 days in any period of 365 consecutive days.

                  (d) FAIR MARKET VALUE. "Fair Market Value" means the value of the Shares determined as of the date (the "Valuation Date") prior to the date of the Notice (as defined in Section 3(d)(iv) or (v) below, as the case may be). The Fair Market Value of the Shares shall be determined by the mutual agreement of Optionee (or his estate or personal representative, as the case may be) and the Employer, within ten (10) days after the Valuation Date. If Optionee (or his estate or personal representative, as the case may be) and the Employer fail to agree on the Fair Market Value of the Shares during such ten (10) day period, the Fair Market Value of the Shares shall be determined by a Qualified Appraiser selected by mutual agreement of Optionee (or his estate or personal representative, as the case may be) and the Employer within twenty (20) days after the Valuation Date. If government, governmental department or agency or political subdivision thereof or other entity.

                  (e) PUBLIC SALE. "Public Sale" shall have the meaning as ascribed to it in the Securityholders' Agreement.

                  (f) QUALIFIED APPRAISER. "Qualified Appraiser" shall mean a person experienced in evaluating international telecommunications companies.

                  (g) SECURITYHOLDERS' AGREEMENT. "Securityholders' Agreement" shall mean the Securityholders' Agreement among the Company, Carrier One and the other securityholders from time to time party thereto dated March 1, 1999.

                  (h) SHARES. "Shares" shall mean ordinary shares of the Company.

         3. TERMS AND CONDITIONS. In addition to the terms and conditions contained in the Plan, it is understood and agreed that the Option evidenced hereby is subject to the following additional terms and conditions:

                  (a) The Option shall expire on the tenth (10th) anniversary of the Applicable Date, subject to earlier termination as provided in Paragraph (d) below.

                  (b) VESTING.

                      (i) Subject to Paragraph (d) and the other terms of this Agreement regarding the exercisability of this Option, this Option shall become exercisable for the respective percentages of the total number of Option Shares as is set forth opposite the date indicated below:


       On or after December 1, 1998 (the "Applicable
       Date") but prior to the First Anniversary of the
       Applicable Date                                           0%

       On or after the First Anniversary of the
       Applicable Date but prior to the Second
       Anniversary of the Applicable Date                       20%




       On or after the Second Anniversary of the
       Applicable Date but prior to the Third
       Anniversary of the Applicable Date                       40%

       On or after the Third Anniversary of the
       Applicable Date but prior to the Fourth
       Anniversary of the Applicable Date                       60%

       On or after the Fourth Anniversary of the
       Applicable Date but prior to the Fifth
       Anniversary of the Applicable Date                       80%

       On or after the Fifth Anniversary of the                100%
       Applicable Date

           Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

                      (ii) Notwithstanding Paragraph 3(b)(i) above, this Option shall automatically vest in its entirety upon the effective date of a Change in Control which occurs while the Optionee is employed by the Employer or a Related Corporation.

           (c) EXERCISE OF OPTION. This Option (or any part of installment thereof) may be exercised by giving written notice to the Employer at its principal office address, or to such transfer agent as the Employer shall designate. Such notice shall identify the Option being exercised and specify the number of Shares as to which this Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) through delivery of Shares having a fair market value equal as of the date of the exercise to the cash exercise price of the Option,
(c) by any combination of (a) and (b) above. Optionee shall not have the rights of a shareholder with respect to the Shares covered by this Option until the date on which the Shares are recorded in his or her name in the share registry of the Company. Except as expressly provided below with respect to changes in capitalization and share dividends, no adjustments shall be made for distributions, dividends or similar rights for which the record date is before the date such Share is issued.

                (d) TERMINATION OF EMPLOYMENT.

                    (i) NO FURTHER VESTING. If Optionee ceases to be employed by the Employer and all Related Corporations for any reason whatsoever, the portion of this Option not exercisable as of the date Optionee ceases to be so employed shall be void and not exercisable in any event. For purposes of this Paragraph
(d), employment shall be considered as continuing uninterrupted during any bona fide leave of absence approved in writing by the Employer. This Option shall not be affected by any change of employment within or among the Employer and Related Corporations so long as Optionee continues to be an employee of the Employer or any Related Corporation. Nothing in the Plan or this Agreement shall be deemed to give Optionee the right to be retained in employment or other service by the Employer or any Related Corporation for any period of time.

                    (ii) TERMINATION UPON DEATH OR DISABILITY. If the Optionee ceases to be employed by the Employer and all Related Corporations by reason of his death or Disability, then Optionee (or his personal representative, estate or beneficiary, as applicable) shall have the right to exercise this Option for the number of Shares for which Optionee could have exercised it on the date of termination of employment until the specified expiration date of the Option,

                    (iii)TERMINATION NOT FOR CAUSE. If the Employer or a Related Corporation terminates Optionee's employment for any reason other than for Cause (and the Optionee does not continue in the employ of another Related Corporation), then Optionee (or his personal representative, estate or beneficiary, as applicable) shall have the right to exercise this Option for the number of Shares for which Optionee could have exercised it on the date of termination of employment until the earlier of (i) the specified expiration date of the Option or (ii) 90 days from the date of the termination of Optionee's employment.

                    (iv) RIGHT TO PURCHASE. In the event (a) Optionee dies or becomes Disabled or (b) the Employer or a Related Corporation terminates the Optionee's employment for any reason other than Cause, then in any such event, the Employer shall have an option for 18 months after such event to both (x) purchase all or any portion of the Shares owned by the Optionee as of the date Optionee's employment was terminated, whether or not acquired pursuant to the exercise of this Option, at a purchase price equal to the Fair Market Value per Share and (y) cancel any unexercised portion of any outstanding Option upon written notice and an aggregate payment to Optionee equal to the number of Shares for which the Option is exercisable multiplied by the difference between
(A) the Fair Market Value per Share and (B) the Exercise Price. If the Employer elects to so purchase such Shares, then upon twenty (20) days prior written notice (the "Notice") to Optionee, Optionee shall sell and the Employer shall purchase such Shares. The closing of such purchase and sale shall take place on a date designated by the Employer, which shall not be more than sixty (60) days following the date of the Notice.

                    (v) VOLUNTARY TERMINATION. If the Optionee voluntarily terminates his employment with the Employer or a Related Corporation (and is not in the employ of another Related Corporation), then Optionee shall have the right to exercise this Option for the number of Shares for which he could have exercised it on the date of termination of employment until the earlier of (i) the specified expiration date of the Option or (ii) 30 days from the date of the termination of Optionee's employment. In the event the

Optionee voluntarily terminates his employment with the Employer or a Related Corporation, the Employer shall have an option for a period of 18 months after such termination to purchase all or any portion of the Shares owned by the Optionee as of the date Optionee's employment was terminated, whether or not acquired pursuant to the exercise of this Option, at the purchase price set forth opposite the applicable date below:


     Date of voluntary termination is on or           the Exercise Price
     after the Applicable Date but prior to the
     third anniversary of the Applicable Date

     Date of voluntary termination is on or           50% of the Fair
     after the third anniversary of the               Market Value per
     Applicable Date but prior to the fifth           Share
     anniversary of the Applicable Date

     Date of voluntary termination is after the       Fair Market Value per
     fifth anniversary of the Application Date        Share

In addition, and without limiting the Employer's right to repurchase the Optionee's Shares, the Employer shall have the right to cancel the unexercised portion of any outstanding Option upon written notice without compensation. If the Employer elects to so purchase such Shares, then upon twenty (20) days prior written notice (the "Notice") to Optionee, Optionee shall sell and the Employer shall purchase such Shares. The closing of such purchase and sale shall take place on a date designated by the Employer, which shall not be more than sixty
(60) days following the date of the Notice.

                   (vi) TERMINATION FOR CAUSE. If the Employer or a Related Corporation terminates Optionee's employment for Cause, then Optionee shall have the right to exercise this Option for the number of Shares for which he could have exercised it on the date of termination of employment until the earlier of
(i) the specified expiration date of the Option or (ii) 30 days from the date of the termination of Optionee's employment. In the event the Employer or a Related Corporation terminates the Optionee's employment for Cause, the Employer shall have an option for a period of 18 months after such termination to purchase all or any portion of the Shares owned by the Optionee as of the date Optionee's employment was terminated, whether or not acquired pursuant to the exercise of this Option, at a purchase price of the Exercise Price per Share. In addition, and without limiting the Employer's right to repurchase the Optionee's Shares, the Employer shall have the right to cancel the unexercised portion of any outstanding Option upon written notice without compensation. If the Employer elects to so purchase such Shares, then upon twenty (20) days prior notification of Optionee, Optionee shall sell and the Employer shall purchase such Shares. The closing of such purchase and sale shall take place on a date designated by the Employer, which shall not be more than sixty (60) days following the date of notification to Optionee.

                      (vii) VIOLATION OF NONCOMPETITION NONSOLICITATION OR CONFIDENTIALITY OBLIGATIONS. Notwithstanding anything to the contrary in this Paragraph (d), if the Optionee breaches any confidentiality, noncompetition or nonsolicitation obligation to the Employer, the Company or a Related Corporation, including any such obligation contained in any employment agreement between the Optionee and the Employer or a Related Corporation or in the Securityholders' Agreement, the Employer shall have an option for a period of 18 months after the Employer has actual knowledge of such breach to purchase all or any portion of the Shares owned by the Optionee as of the date Optionee's employment was terminated, whether or not purchased pursuant to the exercise of Options granted pursuant to the Plan, at a purchase price equal to the Exercise Price per Share. In addition, and without limiting the Employer's right to repurchase the Optionee's Shares, the Employer shall have the right to cancel any unexercised portion of any outstanding Option upon written notice without compensation. If the Employer elects to so purchase such Shares, then upon twenty (20) days prior notification of such Optionee, Optionee shall sell and the Employer shall purchase such Shares. The closing of such purchase and sale shall take place on a date designated by the Employer, which shall not be more than sixty (60) days following the date of notification to the Optionee,

                      (viii) In the event that any purchase of Shares by the Employer pursuant to this Agreement, taking into consideration any other purchases of Shares made by the Company or any Related Corporation, would violate any law applicable to the Company, the Employer or any other Related Corporations or result in a default under any financing agreement entered into from time to time by the Company, the Employer or any Related Corporations with third parties, then, provided the Employer has elected to purchase such Shares within the applicable time period specified herein, the Employer may defer the closing of the purchase and sale of such Shares until such time as such closing would no longer result in such a violation or default. In such case, the purchase price payment obligations of the Employer shall bear interest from the date such price would otherwise have come due but for the operation of this subparagraph (viii) until the date of payment at a rate equal to the average annual interest rate payable by the Company and any other Related Corporations on its and their third party indebtedness for money borrowed, as determined by the Board.

                  (e) NON-TRANSFERABILITY. No Option shall be assignable or transferable by Optionee except by will, by the laws of descent and distribution or pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of Optionee, this Option shall be exercisable only by Optionee.

                  (f) CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. Upon the occurrence of any of the following events, an Optionee's rights with respect to this Option shall be adjusted as hereinafter provided:

                        (i) SHARE DIVIDENDS AND SHARE SPLITS. If the Shares shall be subdivided or combined into a greater or smaller number of Shares or if the Company shall issue any Shares as a share dividend on its outstanding Shares, the number of Shares deliverable upon the exercise of this Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or share dividend.

                        (ii) CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Employer, under the instruction from the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall either (i) make appropriate provision for the continuation of this Option by substituting on an equitable basis for the Shares then subject to this Option either (a) the consideration payable with respect to the outstanding Shares in connection with the Acquisition, (b) equity securities of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall approximate the fair market value of the Shares subject to this Option immediately preceding the Acquisition; or (ii) upon written notice to Optionee, provide that this Option must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period this Option shall terminate; or (iii) terminate this Option in exchange for a cash payment equal to the excess of the fair market value of the Shares subject to this Option (to the extent then exercisable) over the exercise price thereof.

                        (iii) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (ii) above) pursuant to which securities of the Company or of another corporation or entity are issued with respect to the outstanding Shares, Optionee upon exercising this Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised this Option prior to such recapitalization or reorganization.

                        (iv) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, this Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                        (v) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Option. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                     (vi) FRACTIONAL SHARES. No fractional Shares shall be issued pursuant to an exercise of this Option and Optionee shall receive from the Employer cash in lieu of such fractional Shares.

                     (vii) The Company and Carrier One hereby agree to take such actions (including, in the case of Carrier One, voting its shares to amend the articles of association and modify the capital of the Company) as may be reasonably required to give effect to this Section 3(f).

                  (g) MODIFICATION OF OPTION. The Employer, under the instruction from the Committee, shall have the authority to effect, at any time and from time to time, with the consent of Optionee, the modification of the terms of this Agreement (subject to the limitations contained in the Plan).

                  (h) NO RIGHT TO CONTINUED EMPLOYMENT. This Option shall not confer upon Optionee any right with respect to continuance of employment by the Employer or any Related Corporation, nor shall it interfere in any way with the right of the Employer to terminate Optionee's employment at any time.

                  (i) COMPLIANCE WITH LAW AND REGULATIONS. This Option and the obligation of the Employer to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations of any jurisdiction and to such approvals by any government or regulatory agency as may be required. The Employer shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which the Shares may then be listed, and (ii) the completion of any registration or qualification of such Shares under any applicable law, or any rule or regulation of any government body which the Employer shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

         4. RESTRICTIONS ON DISPOSITION. All Shares acquired by Optionee pursuant to this Agreement shall be subject to such restrictions on sale, encumbrance and other disposition as may be set forth in the Securityholders' Agreement or other applicable securityholders' agreement to which Optionee is, or is required to become, a party.

         5. OPTIONEE BOUND BY PLAN. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         6. WITHHOLDING TAXES. Optionee acknowledges and agrees that the Employer and the Related Corporations have the right to demand from the Optionee or to deduct from payments of any kind otherwise due to Optionee any foreign, federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of this

Option hereunder. The Employer in its discretion may condition the exercise of this Option on the Optionee's making satisfactory arrangements for such withholding. Such arrangements may include (i) payment by the Optionee to the Employer in cash or by check, (ii) withholding by the Employer from the Optionee's salary, and/or (iii) delivery of Shares by the Optionee to the Employer having a fair market value equal as of the date of the exercise to the amount of the withholding taxes.

         7. ASSIGNMENT. The Employer may assign all or any part of its rights and obligations under this Agreement to the Company or any other Related Corporations and may designate any third party to consummate any purchase of Shares required or permitted by the terms of this Agreement.

         8. NOTICES. Any notice hereunder to the Employer shall be addressed to it at its principal business office, with a copy to Providence Equity Partners, 900 Fleet Center, 50 Kennedy Plaza, Providence, RI 02903 and to the Company, c/o Carrierl International GmbH, Militarstrasse 36, 9004 Zurich, Switzerland, and any notice hereunder to Optionee shall be sent to the address reflected on the payroll records of the Employer, subject to the right of either party to designate at any time hereafter in writing some other address.

         9. GOVERNING LAW JURISDICTION. (a) This Agreement shall be construed and administered in accordance with and governed by the laws of Luxembourg. In the event of any conflict or inconsistency between the provisions of the Plan and this Agreement, the terms of this Agreement shall govern.

                  (b) The courts of England have jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "DISPUTES") and for this purpose each party irrevocably submits to the jurisdiction of the Courts of England.

                  (c) Paragraph (b) above does not prevent any party to this Agreement from taking proceedings relating to Proceedings or Disputes in any other courts with jurisdiction.

                  (d) Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.


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                                       10

           IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its duly authorized officer and Optionee has executed this Agreement as of the first day of March 1999.


                                      ------------------------------
                                      /./

                                      CARRIER1 INTERNATIONAL
                                      GmbH


                                      BY:
                                         ---------------------------
                                      NAME:
                                      TITLE:


                                      CARRIER1 INTERNATIONAL
                                      S.A.


                                      BY:
                                         ---------------------------
                                      NAME:
                                      TITLE:


                                      CARRIER ONE, LLC


                                      BY:
                                         ---------------------------
                                      NAME:
                                      TITLE:


                      [SIGNATURE PAGE TO OPTION AGREEMENT]


                                       11